Exhibit 3.15

THE GREAT SEAL OF THE STATE OF CALIFORNIA

State of California

Secretary of State

File # 200935710127

LIMITED LIABILITY COMPANY ARTICLES OF ORGANIZATION

FILED

In the Office of the Secretary of State of the State of California

DEC 23 2009

This Space for Filing Use Only

A $70.00 filing fee must accompany this form.

IMPORTANT – Read instructions before completing this form.

ENITITY NAME (End the name with the words “Limited Liability Company,” “Ltd. Liability Co.,” or the abbreviations “LLC” or “L.L.C.”)

1. NAME OF LIMITED LIABILITY COMPANY

PACIFICA WEST COAST PARTNERS, LLC

PURPOSE (The following statement is required by statute and may not be altered.)

2. THE PURPOSE OF THE LIMITED LIABILITY COMPANY IS TO ENGAGE IN ANY LAWFUL ACT OR ACTIVITY FOR WHICH A LIMITED LIABILITY COMPANY MAY BE ORGANIZED UNDER THE BEVERLY.KILLEA LIMITED LIABILITY COMPANY ACT.

INITIAL AGENT FOR SERVICE OF PROCESS (if the agent is an individual, the agent must reside in California and both items 3 and 4 must be completed. If the agent is a corporation. The agent must have on file with the California Secretary of State a certificate pursuant to Corporations Code section 1505 and item 3 must be completed (leave item 4 blank).

3. NAME OF INITIAL AGENT FOR SERVICE OF PROCESS

C.T Corporation System

4. IF AN INDIVIDUAL. ADDRESS OF INITIAL AGENT FOR SERVICE OF PROCESS IN CALIFORNIA. CITY STATE ZIPCODE CA

MANAGEMENT (Check only one)

5. THE LIMITED LIABILITY COMPANY WILL BE MANAGED BY

ONE MANAGER

MORE THAN ONE MANAGER

ALL LIMITED LIABILITY COMPANY MEMBER(S)

ADDITIONAL INFORMATION

6. ADDITIONAL INFORMATION SET FORTH ON THE ATTACHED PAGES, IF ANY, IS INCORPORATED HEREIN BY THIS REFERENCE AND MADE A PART OF THIS CERTIFICATE.

EXECUTION

7. I DECLARE I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED

SIGNATURE OF ORGANIZER DECEMBER 22, 2009

DATE

JOHN PRABHU

TYPE OR PRINT NAME OF ORGANIZER

RETURN TO (Enter the name and the address of the person or firm to whom a copy of the filed document should be returned.)

8. NAME [BRIGITTE BOUDRESS]

FIRM KENNEDY WILSON

ADDRESS 9710 WILSHIRE BLVD., SUITE 220

CITY/STATE/ZIP [BEVERLY HILLS, CA 90212]

LLC-1 (REV 03/2006)

APPROVED BY SECRETARY OF STATE

CA076 – 12/3/06 C T System Online